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                                                                   EXHIBIT 23.04

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 2, 1996, except for Note 5, as to which the date is May 10, 1996, and Note 14, as to which the date is September 5, 1996, with respect to the combined financial statements of OraCare Dental Health Plans, Inc. included in the Registration Statement (Form S-1 No. 333-12425) and related prospectus of United Dental Care, Inc., for the registration of 2,300,000 shares of its common stock.


ERNST & YOUNG LLP

Iselin, New Jersey

September 27, 1996